                                                             EXHIBIT 26(e)(ii)

Pruco Life Insurance Company                                   No.   XX XXX XXX
                                                               ----------------

     A Subsidiary of The Prudential Insurance Company of America

A Supplement to the Application for Life Insurance in which John Doe is named as the proposed Insured. The contract applied for is:

          |X| Variable Life Insurance    |_| Variable Appreciable Life Insurance
                                             |_| with Variable Insurance Amount
                                             |_| with Fixed Insurance Amount

The person who signs below:

1.   UNDERSTANDS THAT UNLESS THE CONTRACT APPLIED FOR IS VARIABLE APPRECIABLE
     LIFE INSURANCE WITH FIXED INSURANCE AMOUNT AND IS NOT FULLY PAID UP, THE
     DEATH BENEFIT (EXCEPT ANY SUPPLEMENTARY BENEFITS) MAY GO UP OR GO DOWN
     DEPENDING ON THE CONTRACT'S INVESTMENT EXPERIENCE BUT WILL NEVER BE LESS
     THAN THE GUARANTEED MINIMUM, IF PREMIUMS ARE DULY PAID AND THERE IS NO
     CONTRACT DEBT;

2.   UNDERSTANDS THAT THE CASH VALUES MAY GO UP OR GO DOWN DEPENDING ON THE
     CONTRACT'S INVESTMENT EXPERIENCE AND THAT THERE IS NO GUARANTEED MINIMUM
     CASH VALUE;

                                                             Yes    No

Did the applicant receive the current prospectus for
the contract checked above? ............................     |X|    |_|

Does the applicant believe that this contract will meet
insurance needs and financial objectives? ..............     |X|    |_|

The net premium payments (as described in the prospectus) are to be allocated to the appropriate Pruco Life variable contract account for the contract checked above as follows:

                    Subaccount                         Allocation+
                    ----------                         -----------

                    Bond                               20% (BOND)

                    Money Market                       20% (MMKT)

                    Common Stock                       20% (CSTK)

                    Aggressively Managed Flexible      20% (AFLX)

                    Conservatively Managed Flexible    20% (CFLX)

                    _______________________________   ___% (    )

                    _______________________________   ___% (    )
                                                      100

+    If any portion of a net premium is allocated to a particular subaccount, that portion must be at least 10% on the date the allocation takes effect.
     All percentage allocations must be in whole numbers (e.g. 33% can be selected, but 33 1/3% cannot).

Date: June 1, 1984                          Signature of Applicant

                                            /s/ John Doe
                                            -----------------------------